EXHIBIT 32.1

CERTIFICATIONS
PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Amacore Group, Inc. (the Company), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ending June 30, 2010 (the “Form 10-Q”) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 16, 2010	/s/ Jay Shafer Jay Shafer Chief Executive Officer
Dated: August 16, 2010	/s/ Scott Smith Scott Smith Interim Chief Financial Officer